              EMPLOYMENT AND ADDITIONAL PURCHASE PRICE AGREEMENT


     THIS EMPLOYMENT AND ADDITIONAL PURCHASE PRICE AGREEMENT (the "Agreement" or the "Employment Agreement") is entered into as of this 1st day of April, 1998 by and between WMF CARBON MESA ADVISORS, INC. a Delaware corporation, its successors and assigns (the "Employer") and GLENN A. SONNENBERG (the "Executive").

     WHEREAS, the Employer desires to obtain the services and employment of the Executive, and the Executive desires to secure employment from the Employer, upon the terms and conditions hereinafter set forth, the parties hereto agree as follows:

     1. TERM OF EMPLOYMENT. The Employer agrees to employ the Executive, and the Executive accepts full-time employment with the Employer, for the period of five (5) years, commencing on or about April 1, 1998, and ending at the close of business on the date that is five (5) years after commencement, unless sooner terminated as provided in this Agreement or unless extended in accordance with this Section 1 (the "Employment Period"). The Executive's employment hereunder shall automatically be extended on each April 1 commencing April 1, 2003 for an additional one (1) year term to and including the next succeeding April 1 unless either party shall have given the other party written notice on or before the immediately preceding January 1 that the Employment Period will not be so extended.


     2.   COMPENSATION.

          (a) Base Salary. The Executive shall receive a base salary at the
              -----------
annual rate of $175,000.00 (the "Base Salary"), subject to adjustment from time to time by the Employer. The compensation provided for in this Section shall be in addition to any bonuses or other additional compensation specified in this Agreement or provided at the option of the Employer.

          (b) Salary Payment. All Base Salary due under this Section shall be
              --------------
paid in accordance with the salary payment schedule for employees of the Employer as, from time to time, may be adopted by the Employer in its sole discretion, provided however, that salary payments to the Executive shall be made at least monthly during the Employment Period.

          (c) Incentive Bonus and Options.  In addition to the Base Salary, the
              ---------------------------
Executive shall be entitled, during the Employment Period, to additional, incentive compensation in the form of (i) incentive bonus income, commencing as to calendar year 1998, as provided in the Incentive Bonus Plan attached hereto as EXHIBIT A ("Incentive Compensation"), and (ii) non-qualified stock options to acquire common stock in The WMF Group, Ltd., as provided in the Key Employee Incentive Award Agreement, dated as of the date of this Agreement, between the Executive and The WMF Group, Ltd. (the "Award Agreement").

          (d) Advance of Incentive Bonus Payments. During the initial two (2)
              -----------------------------------
years of the Employment Period, in addition to the Base Salary, the Executive shall be entitled to receive from the Employer an amount not to exceed $65,000 per annum, which amount (the "Incentive Advance") shall be an advance against, and shall be deducted and recouped from, any incentive bonus payments to which the Executive is entitled pursuant to the Agreement as specifically provided in Exhibit A hereto.

          (e) Additional Purchase Price.  Exhibit A hereto shall also set forth
              -------------------------
certain additional price payments based on the CCM Revenues (as defined in Exhibit A) to be made for the assets of CCM (as hereinafter defined) pursuant to the Option Agreement (as hereinafter defined).

     3. PERFORMANCE APPRAISAL AND DISCRETIONARY BASE SALARY ADJUSTMENTS. The Executive's work performance shall be reviewed in March of each year beginning in 1999. As part of this annual performance appraisal review, the Base Salary shall be reviewed and may be adjusted to reflect the Executive's performance. The Base Salary may not be reduced without the prior written consent of the Executive.

     4. CAPACITIES AND DUTIES. During the term of this Agreement, the Executive shall work full-time for the Employer and shall be employed in the capacity, and shall have the responsibilities and duties, as specified in the position description attached hereto as EXHIBIT B. The Executive shall also perform such additional duties as may be reasonably designated from time to time by the Employer. The Executive agrees to perform and discharge well and faithfully all duties assigned to him and to devote his full, best and most diligent efforts towards the performance of his duties for the Employer and the furtherance of its business. The Employer will furnish the Executive office space, equipment, supplies, and such other administrative services and personnel as the Employer deems reasonably necessary or appropriate for the performance of the Executive's duties under this Agreement and to enable the Executive to perform such duties. Nothing in this Agreement shall be construed to prohibit the Executive from engaging in business activities other than those described in Exhibit B, provided that such other business activities may not be competitive with the Employer and may not interfere with the obligation of the Executive to provide full-time services to the Employer under this Agreement.

     5. OTHER BENEFITS. In addition to the foregoing, the Employer shall provide the Executive the following in benefits:

          (a) Vacation. The Executive shall be entitled to four (4) weeks of
              --------
paid vacation per year;

          (b) Expenses. The Employer shall pay and reimburse the Executive for
              --------
all reasonable and necessary expenses incurred or paid by the Executive in the discharge of his duties hereunder which are consistent with the travel and entertainment policy of the Employer which is applicable to the executives of the Employer, as promulgated by the Employer from time to time, provided the Executive submits documentation of said expenses to the Employer in accordance with the policies of the Employer which are applicable to the executives of the Employer; and

          (c)  Employee Benefits. The Executive shall be eligible to participate
               -----------------
in any and all employee benefit plans and programs, including but not limited to, health insurance and retirement programs, which are available to all the senior management of the Employer. Additionally, the Executive shall be eligible to participate in any and all employee benefit plans and programs, including but not limited to, all insurance and retirement programs, which are available to all members of senior management of The WMF Group, Ltd. The Employer shall pay the costs of the Executive's membership in a dining or golf club selected by the Executive, with the consent of the Chairman of the Employer, which consent will not be unreasonably withheld. The Employer shall also pay the cost of the Employee's professional licensing, and professional memberships and continuing education programs reasonably related to the performance of the Executive's duties under this Agreement (including, without limitation, the Berkeley real estate program, the Wharton Real Estate Advisory Board, the USC Real Estate Program, ICSC, MBA, ULI and NAIOP).

          (d)  Liability Insurance. The Employer shall pay for and maintain
               -------------------
directors' and officers', and errors and omissions, liability insurance naming the Executive as an insured in accordance with its practices with respect to senior management of The WMF Group, Ltd. and its subsidiaries, and the Executive agrees that he shall conduct himself at all times during the Employment Period so as not to jeopardize the Employer's ability to obtain and maintain such insurance. The Executive hereby represents and warrants to, and covenants with, the Employer that, to the best of his knowledge, there is no cause attributable to the Executive which would be a reasonable basis for the Employer's provider of such insurance to object to the inclusion of the Executive into the coverage of the Employer's current policies.

     6.   TERMINATION; RESIGNATION.

          (a)  Termination by Employer Without Cause. The Employer may terminate
               -------------------------------------
the Executive's services and this Agreement at any time and for any reason or no reason whatsoever by giving thirty (30) days' prior written notice to the Executive. In the event the Executive is terminated by the Employer for any reason other than for Cause, as defined below, the Executive shall (i) be entitled to a severance payment in an amount equal to (A) twelve (12) months' Base Salary, plus (B) the pro rata portion of the Incentive Bonus allocable to
             ----
the Executive for the year in which the termination occurs, using the Executive's percentage of the Incentive Bonus Plan, or 25%, whichever is greater, for the previous year (the "Pro-Rated Bonus"), plus (C) Incentive
                                                        ----
Compensation for the thirty-six (36) months immediately succeeding the Employment Period in an amount for such period which shall be determined as follows: the amount of the Incentive Compensation shall be calculated by obtaining the product of (I) the

Executive's allocation percentage of the Incentive Bonus Pool (as such Pool is defined in Exhibit A to this Agreement) for the year immediately preceding the Executive's termination, or 25%, whichever is greater, times (II) the net income to the Employer (for the first, second or third twelve-month period, as applicable, after the termination of the Executive) which is allocable to the Booked Assets (as defined below) of the Employer as of the date of the Executive's termination, plus (D) the acceleration of the vesting of all of the
                         ----
options awarded to the Executive pursuant to the Award Agreement ((A), (B), (C) and (D) being in the aggregate, the "Severance Payment"), and (ii) be subject to the terms and provisions of said Section 8(b) for a period of one (1) year following the date of termination, provided, however, that the Executive may at the time of his termination waive his right to receive the Severance Payment and be released from his obligation and liability with respect to Section 8 of this Agreement. If the Executive is terminated pursuant to this Section 6(a), then in addition to the Severance Payment, and subject to acceptance of the Severance Payment by the Executive, all transfer restrictions applicable to any shares of the stock of The WMF Group, Ltd. which were issued with respect to the Employer's acquisition of the assets of Carbon Mesa Advisors, Inc. or Strategic Real Estate Partners and which is owned by the Employer shall be terminated.

     For purposes of this Agreement, the Booked Assets shall mean (i) any assets or agreements producing income for the benefit of the Employer which were acquired or originated by the Employer during the Employment Period, and (ii) all prospective assets or agreements which are anticipated to produce income for the benefit of the Employer which on the date of the Executive's termination are the subject of a binding contract by the Employer and which are acquired or funded on or before the 90th day after the date of the Executive's termination. For purposes of determining the Incentive Compensation pursuant to this Section 6(a), net income allocable to Booked Assets shall mean (i) the revenue allocable for the respective year to the Booked Assets, less (ii) an amount with respect
                                              ----
to the Employer's expenses for the respective year, which amount shall be determined for each year by obtaining the product of (x) the Employer's overhead expenses for the year, times (y) a fraction the numerator of which is the
                       -----
revenue for the year allocable to the Booked Assets and the denominator of which is the revenue for the year allocable to all of the revenue of the Booked Assets.

     Notwithstanding anything to the contrary in this Agreement, the Executive shall not be entitled to receive any Incentive Advance as a part of the Severance Payment, and Severance Payment shall not be deemed to include any Incentive Advance.

  Further notwithstanding anything in this Section 6(a) to the contrary, the Executive shall not be subject to the terms and provisions of Section 8(b) in the event that his services are terminated by the Employer without Cause during or after the fourth (4th) year of the Employment Period.

          (b)  Resignation of Executive for Breach by Employer. The Executive
               -----------------------------------------------
may resign and terminate his employment upon a material breach of this Agreement by the Employer, which material breach remains uncorrected by the Employer for thirty (30) days following receipt by the Employer of written notice from the Executive of such breach. A material breach of this Agreement shall be deemed to have occurred if there shall have been a material change in the Executive's responsibilities not otherwise agreed to by the Executive, a reassignment of the Executive to work in a location that is more than ten (10) miles from the Executive's work location prior to such reassignment, or the Executive is required to report to an individual other than the Chairman of the Employer. In the event that the Executive resigns as provided in this Section 6(b), the Executive may, by giving prompt written notice to the Employer of his resignation pursuant to this
Section 6(b) and his acceptance of the Severance Payment, accept the Severance Payment, which acceptance shall constitute full and complete satisfaction (except as to monies otherwise owed to the Executive by the Employer hereunder) and be his sole and exclusive remedy (except as to monies otherwise owed to the Executive by the Employer hereunder) for the Employer's breach of this Agreement. The Executive may, alternatively, at the time of his resignation give prompt written notice to the Employer of his waiver of his right to receive the Severance Payment and any amount from the Employer equal to the value of the Severance Payment and be released from his obligation and liability with respect to Section 8 of this Agreement. In the event that the Executive does not elect either of the foregoing alternatives, the Executive shall be deemed to have reserved all of his rights and remedies against the Employer for any breach of this Agreement by the Employer. . If the Executive resigns pursuant to this
Section 6(b), then in addition to the Severance Payment, and subject to acceptance of the Severance Payment by the Executive, all transfer restrictions applicable to any shares of the stock of The WMF Group, Ltd. which were issued with respect to the Employer's acquisition of the assets of Carbon Mesa Advisors, Inc. or Strategic Real Estate Partners and which is owned by the Employer shall be terminated.


          (c)  Termination by Employer for Cause; Resignation of Executive. The
               -----------------------------------------------------------
Executive shall not be entitled to any Severance Payment (other than any accrued but unpaid Base Salary and such other amounts exclusive of the Severance Payment which may otherwise be owed by the Employer to the Executive under this Agreement) (i) in the event that he is terminated by the Employer for Cause, or
(ii) in the event that he resigns and terminates his employment with the Employer for any reason other than a material breach of this Agreement by the Employer, which resignation and termination by the Executive shall not be deemed to be a breach of this Agreement. Additionally, in either event, the Executive shall be subject to the terms and provisions of Section 8 of this Agreement for that one (1) year period following the date of such termination.

     For the purposes of this Agreement, "Cause" is hereby defined to mean: (i) the engaging by the Executive in any act of dishonesty, including, but not limited to, the appropriation (or attempted appropriation) of a material business opportunity of the Employer, attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer, or the misappropriation (or attempted misappropriation) of any of the Employer's funds or property; (ii) the conviction of the Executive of, or the entering of a guilty plea or plea of no contest by the Executive with respect to, a felony (other than the initial instance of a "driving while intoxicated" case or "driving under the influence" case (or similar charge under applicable law), any crime involving moral turpitude, or any other crime which jeopardizes the status of the Employer's errors and omissions or fidelity insurance or causes a surcharge for the cost to the Employer of such insurance, or (iii) a breach of this Agreement by the Executive, including the failure of the Executive, after written notice by, and consultation with, the Employer, to perform his duties or responsibilities under this Agreement in a business-like manner, or to comply with any written Employer policy which the Executive has received and which is applicable to all employees, or if to senior management, then to all senior management, of the Employer, which breach is material and is not corrected to the reasonable satisfaction of the Employer within thirty (30) days (to the extent such breach may be corrected within such 30-day period, and if not, within a reasonable time period but not longer than 180 days) after written notification by the Employer to the Executive of the breach.

     (d)  Termination by Employer for Disability of the Executive.  If the
          -------------------------------------------------------
Executive shall be terminated due to a disability (as defined hereafter in this Section 6(d)), the Executive shall not be entitled to any Severance Payment (other than any accrued but unpaid Base Salary, the Pro-Rated Bonus, and such other amounts exclusive of the Severance Payment which are owed by the Employer to the Executive under this Agreement) but shall be entitled to receive a payment of $20,000.00 per month (the "Disability Payment") for the twelve (12) months immediately succeeding his termination by the Employer for disability. The Disability Payment may be made from insurance proceeds, the Employer's resources, or both.

          For purposes of this Agreement, the Executive will be deemed to have a "disability" if, for physical or mental reasons, the Executive is unable to perform the Executive's duties under this Agreement for 180 days during any twelve month period, unless the Employer grants in writing a leave of absence to the Executive. The disability of the Executive will be determined either (i) by the Executive's eligibility for payments pursuant to the disability insurance benefit plan provided by the Employer to its employees, including the Executive, or (ii) by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party by notice to the other. If the Employer and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability. The determination of the medical doctor selected under this Agreement will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Agreement, and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead, under this Agreement, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Agreement.

     If the Executive is terminated for disability, the Executive shall be entitled to resume his employment with the Employer within ninety (90) days of his termination, subject to the terms and provisions of this Agreement and at the Base Salary which was payable to the Executive at the time of his termination for disability. If the Executive elects so to resume employment with the Employer and is at any time thereafter terminated for Cause, then such subsequent termination for Cause shall not be subject to or conditioned upon any rights of the Executive to resume employment with the Employer.

          (e) Termination Upon Death of Executive. The Employment Period shall
              -----------------------------------
terminate upon the death of the Executive, provided, however, that the heirs and beneficiaries of the Executive shall be entitled to receive (i) such benefits as may be provided to the heirs and beneficiaries of employees of the Employer and The WMF Group, Ltd. pursuant to the employee benefits plans and programs of the Employer and The WMF Group, Ltd. in which the Executive participated, including but not limited to the proceeds of any life or disability insurance policy insuring the Executive, the premiums for which policy are paid by the Employer or by The WMF Group, Ltd., and which names a beneficiary other than the Employer or The WMF Group, Ltd., (ii) any accrued and unpaid Base Salary, and (iii) the Pro-Rated Bonus. The Employer agrees that during the Employment Period, at a minimum, it shall maintain at no cost to the Executive a term life/split dollar life insurance policy insuring the life of the Executive for an amount equal to no less than $500,000.00, with the proceeds of such policy payable to such beneficiaries thereof as the Executive has designated in accordance with the terms of the policy.

          (f) Timing of Payments.  The Base Salary component of any Severance
              ------------------
Payments due under this Agreement, and any accrued and unpaid Base Salary due to or on behalf of the Executive under this Agreement, shall be paid within sixty
(60) days following the end of the Employment Period. The Incentive Compensation component of any Severance Payments shall be paid annually on the 1st day of March for the prior calendar year. Subject to the terms and provisions of Section 8 of this Agreement, the Employer waives any right to a reduction in any such payments as a result of the Executive's receipt of compensation from any other employment.

          (g) Special Termination By Executive.  The Employer and the Executive
              --------------------------------
acknowledge and agree that the Employer has entered into an option agreement, dated as of the date of this Agreement, with Carbon Capital Management, L.L.C. ("CCM") (the "Option Agreement") pursuant to which the Employer has the option to acquire substantially all of the assets of CCM, and that the Executive will derive personal benefit if the Employer exercises such option. Notwithstanding anything to the contrary in this Agreement or in any other agreement between the Executive and the Employer, in the event that the Employer does not exercise its option in accordance with the terms and provisions of the Option Agreement, then the Executive may resign his employment under this Agreement within ninety (90) days of the decision of the Employer not to exercise its option. In such event, then, notwithstanding anything to the contrary in this Agreement, but only if the Executive resigns within the aforesaid ninety (90) day period, (i) the Executive shall be entitled to receive the Severance Payment, (ii) all transfer restrictions applicable to any shares of the stock of The WMF Group, Ltd. which were issued with respect to the Employer's acquisition of the assets of Carbon Mesa Advisors, Inc. or Strategic Real Estate Partners and which is owned by the Employer shall be terminated, and (iii) the Executive shall be subject to the terms and provisions of Section 8(b) of this Agreement for a period of one (1) year following the date of resignation, provided, however, that the Executive may at the time of his resignation waive his right to receive the Severance Payment and be released from his obligation and liability with respect to
Section 8(b) of this Agreement.

          (h) Nondisclosure.  In the event that the Executive is terminated
              -------------
pursuant to Sections 6(a), (b) or (c), the Executive and the Employer agree that neither party shall disclose to any third-party the reasons or the details of the Executive's termination (unless such information must be disclosed pursuant to advice of counsel).

          (i) Survival.  The provisions of this Section 6 shall survive the
              --------
termination of any other terms and provisions of this Agreement for the term necessary to complete any severance payments required to be paid to the Executive hereunder.

          (j) Replacement of Certain Executives.  In the event that Mitchell D.
              ---------------------------------
Clarfield is no longer employed as an executive by the Employer, then the Employer agrees that it will obtain the prior consent of the Executive before the Employer hires an executive to replace Mr. Clarfield. The Executive agrees that he may not unreasonably withhold his consent to the hiring of such replacement.

     7.   CONFIDENTIAL INFORMATION.

          (a) Introduction.  The Executive and the Employer recognize that due
              ------------
to the nature of their relationship, the Executive has had access to and will have access to confidential and proprietary information relating to the business and operations of the Employer. The Executive acknowledges that all such information has been and will continue to be of critical importance to the Employer and that disclosure of it to, or its use by, others could cause substantial injury to the Employer.

          (b) Confidentiality.  The Executive shall keep confidential any
              ---------------
confidential information of the Employer which is now known to him or which hereafter becomes known to him as a result of his employment by the Employer, and shall not at any time directly or indirectly disclose any such information to any person or firm or use the same in any way other than in connection with the business of the Employer during, and at all times after termination of, the employment by the Employer of the Executive. The Executive further agrees that he will, upon termination of his employment by or with the Employer, return to the Employer, all confidential information in the Executive's possession, including all books, records, lists and other written, typed or computer printed materials or data, and all copies thereof and excerpts therefrom, whether furnished by the Employer or an affiliate of the Employer or prepared by the Executive, which contain any information relating to the Employer's business, and the Executive agrees that he will neither make nor retain any copies of such materials after termination of his employment. The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of confidential information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy (except as must be made public in accordance with court rules and procedures) and will be available for inspection by the Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

          For the purposes of this Agreement, "confidential information" shall mean, to the extent that such information is not generally known or available to the public, or required by law or judicial process to be disclosed, any and all:
(a) trade secrets concerning the business and affairs of the Employer, data in all media and formats, processes, designs, sketches, photographs, graphs, drawings and inventions, past, current, and planned research and development, current and planned marketing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures, and any other information, however documented, that is a trade secret generally within the meaning of law; and (b) information concerning the business and affairs of the Employer (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented; and (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer containing or based, in whole or in part, on any information included in the foregoing. For the purposes of this Agreement, customer lists shall not include any list prepared by the Executive after the termination of his employment or of this Agreement which are compiled by the Executive without referring to any confidential information.

          (c) Compliance.  Compliance with this Section 7 is a condition
              ----------
precedent to the Employer's obligation to make any payments of any nature to the Executive.

          (d) Survival.  The terms and provisions of this Section 7 shall
              --------
survive the termination of any other terms and provisions of this Agreement, and if the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in this Section 7.

     8.   NON-COMPETITION; NON-SOLICITATION.

          (a) Acknowledgments by the Executive.  The Executive acknowledges
              --------------------------------
that: (i) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (ii) the Employer's business is national in scope and its products and services are marketed throughout the United States; (iii) the Employer competes with other businesses that are or could be located in any part of the United States; (iv) the Employer has required that the Executive make the covenants set forth in this section of the Agreement as a specific condition to the Employer's creation or substantial capitalization of, and substantial investment of time, money and personnel in, the business, the business units or affiliated entities of the Employer for which the Executive shall have responsibility to the Employer; and (v) the provisions of this section are reasonable and necessary to protect the Employer's business.

          (b) Covenants of the Executive.  In consideration of the
              --------------------------
acknowledgments by the Executive, and in consideration of the compensation and benefits to be paid or provided to the Executive by the Employer, the Executive covenants that :

              (1) during the Employment Period, the Executive will not, directly or indirectly, either individually or as owner, director, partner, agent, employee, independent contractor, consultant or otherwise, except for the account of and on behalf of the Employer in the course of his employment by the Employer under this Agreement (i) engage in any manner, either as a principal or advisor or representative, in the high yield funds management business with respect to commercial mortgage related assets, or the commercial loan origination or brokering business, or (ii) solicit, or otherwise attempt to establish for the Executive, or any other person or firm, any business relationships directly competitive with the Employer's business as of the date of the end of the Employment Period; and

              (2) the Executive will not, whether for the Executive's own account or the account of any other person, at any time during the Employment Period , (i) with respect to any business activities which are directly competitive with the business of the Employer, solicit, any person who is an employee of the Employer; or (ii) in any manner induce or attempt to induce any employee of the Employer to terminate his employment with the Employer; and

          (c) Severability; Enforceability.  If any covenant in this Section 8
              ----------------------------
is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

          (d) Extension of Covenant.  The period of time applicable to any
              ---------------------
covenant in this Section 8 will be extended by the duration of any violation by the Executive of such covenant, which violation shall be deemed to have begun after notice of such violation by the Employer to the Executive.

          (e) Notice to Employer.  The Executive will, while the covenant under
              ------------------
this Section 8 is in effect, give notice to the Employer, within ten (10) days after accepting any other employment, of the identity of the Executive's employer. The Employer may notify such employer that the Executive is bound by this Agreement and, at the Employer's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

          (f) Compliance.  Compliance with this Section 8 is a condition
              ----------
precedent to the Employer's obligation to make any payments of any nature to the Executive except earned and accrued, but unpaid, Base Salary.

          (g) Survival.  Except as otherwise specifically provided in this
              --------
Agreement, the terms and provisions of this Section 8 shall survive the termination of any other terms and provisions of this Agreement, and if the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in this Section 8.

          (h) Termination of Covenants.  The covenants of the Executive made in
              ------------------------
this Section 8 shall terminate completely and be of no further force and effect upon the occurrence of either (i) the commencement by the Employer of voluntary liquidation or winding-up proceedings under applicable Federal or State law, or
(ii) a decree or order of a court having jurisdiction in the premises in an involuntary case against the Employer under any Federal or State law ordering the liquidation of the Employer or its affairs, and such decree or order remains in force undischarged or unstayed for a period of thirty (30) business days.

      9. EMPLOYER'S REMEDIES. The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Sections 7 and 8 of this Agreement) would be irreparable and substantial and that an award of monetary damages to the Employer for such a breach would be difficult, if not impossible, to ascertain and would in any event be an inadequate remedy. Consequently, the Employer shall have the right, in addition to any other rights and remedies it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise specifically to enforce any provision of this Agreement, and the Executive hereby waives any and all defenses he may have on the grounds of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. Without limiting the Employer's rights under this Agreement, or any other remedies of the Employer, if the Executive breaches any of the provisions of Sections 7 or 8 of this Agreement, the Employer will have the right to cease making any payments otherwise due to the Executive under this Agreement, except earned and accrued, but unpaid, Base Salary, and the Executive shall reimburse the Employer for reasonable costs incurred by the Employer.

      10. EXECUTIVE'S REPRESENTATIONS. The Executive hereby represents and warrants to, and covenants with, the Employer that (i) he is free to enter into this Agreement and that by so doing he is not violating any other agreement, undertaking, obligation, court order or decree which would or may interfere with the delivery and execution of this Agreement by the

Executive or the performance by the Executive of his obligations hereunder, and
(ii) he possesses, or if not in possession, has no reason to believe that he cannot obtain in a timely manner, any and all licenses which are necessary for him to fulfill his obligations to the Employer under this Agreement.

     11.  MISCELLANEOUS.

          (a) Notices.  Any notice required or permitted under this Agreement
              -------
shall be deemed given (i) if in writing and if personally delivered and receipted in writing, or (ii) three (3) business days after being mailed by certified or registered mail, return receipt requested, to the parties hereto at the addresses listed below (or at such other address for a party as shall be specified by like notice):

          Employer:       WMF Carbon Mesa Advisors, Inc.
                          1593 Spring Hill Road, 5th Floor
                          Vienna, Virginia  22182
                          Attention: Shekar Narasimhan


          Executive:      See the address of Executive on signature page.

          (b) Entire Agreement.  This Agreement, with Exhibit A and Exhibit B,
              ----------------
constitutes the entire agreement concerning the subject matter hereof between the parties, and replaces in toto and fully supersedes any and all prior or existing agreements, whether written or verbal, between the Employer and the Executive, except for that certain Key Employee Incentive Award Agreement, dated of even date herewith, which is incorporated into this Agreement.

          (c) Governing Law; Jurisdiction; Service of Process.  This Agreement
              -----------------------------------------------
shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this letter may be brought against any of the parties in the courts of the Commonwealth of Virginia, County of Fairfax, or, if it has or can acquire jurisdiction, in the United States District Court for the Eastern District of Virginia, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

          (d) Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, all such counterparts shall be deemed to constitute one and the same instrument, and each counterpart shall be deemed an original hereof.

          (e) Modification.  No change or modification of this Agreement shall
              ------------
be valid unless the same is in writing and signed by the Executive and a duly authorized officer of the Employer.

          (f) Waiver.  Failure of any party to exercise, any right or option
              ------
arising out of a breach of this Agreement shall not be deemed a waiver of any right or option with respect to any subsequent or different breach, or the continuance of any existing breach.

          (g) Successors and Assigns; No Assignment by Executive. This Agreement
              --------------------------------------------------
may not be assigned in part or in toto by the Executive or by the Employer. The parties hereto acknowledge and agree that a change in control of the Employer shall not be deemed to be an assignment of this Agreement.

          (h) Captions.  Captions used herein are for convenience only and are
              --------
not part of this Agreement and shall not be deemed to limit or alter any provisions hereof and shall not be deemed relevant in construing this Agreement.

          (i) Severability.  If any term or provision of this Agreement shall be
              ------------
held to be invalid, unenforceable or void, the remainder of this Agreement shall remain in full force and effect.

          (j) Attorneys' Fees and Costs.  If any judicial proceedings,
              -------------------------
arbitration or mediation as between the parties arises with respect to this Agreement, the prevailing party shall be entitled to recover all reasonable fees of counsel, reasonable costs, and any reasonable disbursements, including, without limitation, expert witness fees, deposition costs and other fees and expenses.

          (k) Covenants of Sections 7 and 8 Are Essential and Independent
              -----------------------------------------------------------
Covenants.  The covenants by the Executive in Sections 7 and 8 of this Agreement
---------
are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, the Employer would not have created or substantially capitalized, and substantially invested time, money and personnel in, the business, the business units or affiliated entities of the Employer for which the Executive shall have responsibility to the Employer, and the Employer would not have entered into this Agreement or employed or continued the employment of the Executive. The Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer. The Executive's covenants in Sections 7 and 8 of this Agreement are independent covenants and the existence of any claim by the Executive against the Employer under this Agreement or otherwise will not excuse the Executive's breach of any covenant in Sections 7 or 8 of this Agreement.

          (l) Life Insurance.  The Employer shall have the right, during the
              --------------
Employment Period, to pay for and obtain a life insurance policy, of the type commonly known as "key person" insurance, insuring the life of the Executive in an amount not to exceed $2,000,000, which amount shall be payable to the Employer as the beneficiary of the policy upon the death or disability of the Executive. The Executive agrees to cooperate with the Employer, and with such insurance brokers and agents, and with such insurance companies, as may be necessary in order for the Employer to obtain such a policy.

          (m) Deductions from Amounts Due to Executive.  The Executive
              ----------------------------------------
authorizes the Employer to deduct from any amounts due to him, upon the end of his employment, an amount equal to any outstanding advances by the Employer to him or on his behalf and any amounts otherwise owed by him to the Employer, provided however, that such authorization is conditioned upon the absence of any dispute between the Employer and the Executive with respect to such amounts.

     IN WITNESS WHEREOF, the Employer and the Executive have executed this Employment Agreement as of the day and year first above written.



                                               EMPLOYER:
                                               ---------

                                               WMF CARBON MESA ADVISORS, INC.


                                           By:  /s/ Shekar Narasimhan
_________________________                       -----------------------
Witness                                         Shekar Narasimhan

                                           Its: Chairman


                                           EXECUTIVE:
                                           ----------



                                                /s/ Glenn A. Sonnenberg
_________________________                       -----------------------
Witness


                                                Address:

                                                _______________________
                                                _______________________
                                                _______________________